Exhibit 10.3

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this “Second Amendment”), is entered into effective as of May 26, 2011, by and between ADPT CORPORATION, a Delaware corporation, formerly known as Adaptec, Inc. (“Seller”) and SWIFT REALTY PARTNERS, LLC, a California limited liability company or its assignee (“Buyer”).  The parties hereto are sometimes jointly called the “Parties.”
R E C I T A L S:

A.           Buyer and Seller have entered into that certain AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS dated as of March 26, 2011, as amended by that certain FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS dated as of March 4, 2011 (collectively, the “Agreement”), for the purchase and sale of that certain Property commonly referred to as 691 South Milpitas Boulevard, Milpitas, California, as more particularly described in the Agreement.

B.           Pursuant to the terms of the Agreement, the Close of Escrow was to occur on May 31, 2011, but the Parties have agreed to extend the Closing until June 1, 2011.

C.           Buyer and Seller desire to amend the Agreement on the terms and conditions contained herein to extend the Closing for one day.

D.           Seller, as landlord, and Gluster, Inc., a Delaware corporation (“Gluster”), as tenant, entered into that certain Lease Agreement dated February 18, 2009, as amended by that certain First Amendment to Lease dated as of September 4, 2010, and that certain Second Amendment to Lease dated as of December 8, 2010 (collectively, the “Gluster Lease”) with respect to the lease of approximately 6,588 square feet of leasable area located at 691 South Milpitas Boulevard, Suites 202 and 204, Milpitas, California (the “Gluster Premises”).

E.           The Gluster Lease expired on April 30, 2011, and Gluster vacated and surrendered the Gluster Premises to Seller.  Seller currently holds in its possession Gluster’s security deposit under the Gluster Lease in the amount of $4,019.69 (the “Gluster Security Deposit”).

F.           Buyer and Seller have agreed that Seller will not be assigning the Gluster Lease to Buyer at the Closing, and desire to amend the Agreement on the terms and conditions contained herein so that Seller will indemnify Buyer for any claims made by Gluster for the return of the Gluster Security Deposit.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.           Extension of Close of Escrow.  The Close of Escrow, as described in Section 3.2 of the Agreement is hereby extended to Wednesday, June 1, 2011.

2.           Indemnity Concerning Gluster Lease.  Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all cost, loss, harm or damage which may arise due to a claim by Gluster for the return of the Gluster Security Deposit or otherwise in connection with the Gluster Lease.

3.           Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

4.           Counterparts.  This Second Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the Parties, notwithstanding that all such parties are not signatories to the original or the same counterpart.  The executed versions of this Second Amendment may be delivered by fax and/or email transmission with the same effect as if originals were exchanged.

5.           Confirmation of the Agreement.  Except as set forth in this Second Amendment, the Agreement is not being amended, supplemented or otherwise modified, and all of the undersigned agree that the terms, conditions and agreements set forth in the Purchase Agreement are hereby ratified and confirmed and shall continue in full force and effect.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the day first above written.

Seller:		Buyer:

ADPT Corporation,		SWIFT REALTY PARTNERS, LLC,
a Delaware corporation		a California limited liability company

By:	/s/ JOHN O’HANLON	By:	/s/ CHRISTOPHER PEATROSS
Name:	John O’Hanlon	Name:	Christopher Peatross
Its:	Assistant Controller	Its:	President

Date:	May 27, 2011	Date	May 27, 2011